EXHIBIT 99.1
------------

                                         MEASUREMENT SPECIALTIES, INC
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (UNAUDITED)


                                                                                      FOR THE THREE MONTHS
                                                                                         ENDED MARCH 31,
                                                                                   --------------------------
     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                                          2004          2003
                                                                                   --------------------------
Net sales
  Sensors                                                                          $    16,475   $    12,192
  Consumer Products                                                                      9,869        11,108
                                                                                   --------------------------
                                                                                        26,344        23,300
Cost of goods sold                                                                      14,986        15,037
                                                                                   --------------------------
       Gross profit                                                                     11,358         8,263
                                                                                   --------------------------
Operating expenses (income):
  Selling, general and administrative                                                    7,429         7,638
  Litigation Settlement expense                                                          1,100         3,550
  Research and development                                                                 858         1,030
  Customer funded development                                                               (4)           (7)
  Non-Cash Equity Based Compensation                                                     1,529             -
  Restructuring costs                                                                      (39)            -
                                                                                   --------------------------
     Total operating expenses                                                           10,873        12,211
                                                                                   --------------------------
        Operating income (loss)                                                            485        (3,948)
  Interest expense, net                                                                      1           286
   Gain on Sale of Assets                                                               (1,424)          (50)
   Other expense (income)                                                                 (158)         (364)
                                                                                   --------------------------
Income (loss) from continuing operations before income taxes                             2,066        (3,820)
    Income tax                                                                         (13,034)          367
                                                                                   --------------------------
Income (loss) from continuing operations                                                15,100        (4,187)
                                                                                   --------------------------
Income (loss) from operations of discontinued units (net of income tax benefit):
      Income from discontinued operations                                                  100             -
     Gain on disposition of discontinued units (net of income tax benefit)                   -           226
                                                                                   --------------------------
       Income (loss) from discontinued units                                               100           226
                                                                                   --------------------------
Net income (loss)                                                                  $    15,200   $    (3,961)
                                                                                   ==========================
Income (loss) per common share - Basic
   Income (loss) from continuing operations                                        $      1.19   $     (0.35)
   Income (loss) from discontinued units                                                  0.01          0.02
                                                                                   --------------------------
         Net income (loss)                                                         $      1.20   $     (0.33)
                                                                                   ==========================
Income (loss) per common share - Diluted
   Income (loss) from continuing operations                                        $      1.07   $     (0.35)
   Income (loss) from discontinued units                                                  0.01          0.02
                                                                                   --------------------------
         Net income (loss)                                                         $      1.08   $     (0.33)
                                                                                   ==========================
Weighted average shares outstanding - Basic                                             12,620        11,917
                                                                                   ==========================
Weighted average shares outstanding - Diluted                                           14,069        11,917
                                                                                   ==========================

GROSS MARGIN %
--------------
Sensors                                                                                   51.6%         40.5%
Consumer products                                                                         27.0%         34.9%
  Overall                                                                                 43.1%         35.5%